Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com Sameer Murukutla + 1 646 767 4864 Sameer.Murukutla@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com Savannah Steele + 1 646 767 4941 Savannah.Steele@Tradeweb.com

TRADEWEB REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS

New York, July 30, 2025 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended June 30, 2025.

$513.0 million quarterly revenues, an increase of 26.7% (24.7% on a constant currency basis) compared to prior year period
$215.2 million quarterly international revenues, an increase of 40.8% (35.8% on a constant current basis) compared to prior year period
$2.6 trillion average daily volume (“ADV”) for the quarter, an increase of 32.7% compared to prior year period; quarterly ADV records in U.S. government bonds, U.S. swaps/swaptions < 1-year, fully electronic U.S. high yield credit, municipal bonds, European ETFs and global repurchase agreements
$175.5 million net income and $206.1 million adjusted net income for the quarter, increases of 28.7% and 23.7% respectively from prior year period
54.2% adjusted EBITDA margin and $277.9 million adjusted EBITDA for the quarter, compared to 53.5% and $216.5 million respectively for prior year period
$0.71 diluted earnings per share (“Diluted EPS”) and $0.87 adjusted diluted earnings per share for the quarter
$0.12 per share quarterly cash dividend declared, a 20.0% per share increase from prior year period

Billy Hult, CEO of Tradeweb:
“Tradeweb delivered a strong second quarter, despite macro challenges around the April 2025 U.S. tariff announcements, rising tensions in the Middle East and evolving central bank policy decisions, which continued to test the resiliency of electronic trading across global markets.

Against this background, we continued to work with clients on strategic initiatives in traditional markets and the digital asset space. Our recently announced collaboration with Novaprime will bring new intelligence and workflow tools into the mortgage space, helping us unlock value across the trade lifecycle. Furthermore, as AI continues to shape the evolution of markets, we were pleased to welcome Sherry Marcus as Tradeweb’s Head of AI in May. Sherry’s extensive experience and leadership will be instrumental in advancing our AI capabilities to new levels of sophistication.

We introduced direct Treasury bill trading for corporate treasurers through a seamless integration between our ICD Portal and institutional platform — demonstrating the capabilities and innovation we're able to provide clients through our fourth client channel. Building on our successes in credit, we were excited to introduce electronic portfolio trading for European government bonds — extending this innovative protocol to this asset class.

Finally, we were honored to be named a "Best Company to Work For" by U.S. News & World Report. I’m proud of what we’ve built together and even more excited about where we’re headed next.”

SELECT FINANCIAL RESULTS	2Q25	2Q24	Change		Constant Currency Change(1)		ADV (US $bn) (Unaudited)
(dollars in thousands, except per share amounts)(Unaudited)							Asset Class	Product	2Q25	2Q24	YoY
GAAP Financial Measures							Rates	Cash	$546	$462	18.2%
Total revenue	$512,971	$404,951	26.7%		24.7%			Derivatives	897	787	13.9%
Rates	$274,517	$217,531	26.2%		23.9%			Total	1,443	1,249	15.5%
Credit	$124,295	$111,324	11.7%		10.5%		Credit	Cash	18	17	8.1%
Equities	$34,252	$22,871	49.8%		46.7%			Derivatives	20	13	51.8%
Money Markets	$41,636	$18,045	130.7%		128.5%			Total	38	30	27.0%
Market Data	$30,417	$29,227	4.1%		2.9%		Equities	Cash	14	10	37.7%
Other	$7,854	$5,953	31.9%		31.9%			Derivatives	14	11	22.5%
Net income	$175,522	$136,416	28.7%					Total	28	21	29.6%
Net income attributable to Tradeweb Markets Inc. (2)	$153,782	$119,239	29.0%				Money Markets	Cash	1,042	622	67.5%
								Total	1,042	622	67.5%
Diluted EPS	$0.71	$0.55	29.1%					Total	$2,550	$1,922	32.7%
Net income margin	34.2%	33.7%	+53	bps
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$277,896	$216,533	28.3%		27.1%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency change are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.
(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	54.2%	53.5%	+70	bps	+101	bps
Adjusted EBIT (1)	$260,322	$201,312	29.3%		28.1%
Adjusted EBIT margin (1)	50.7%	49.7%	+104	bps	+131	bps
Adjusted Net Income (1)	$206,149	$166,711	23.7%		22.5%
Adjusted Diluted EPS (1)	$0.87	$0.70	24.3%		21.4%

DISCUSSION OF RESULTS
Rates – Revenues of $274.5 million in the second quarter of 2025 increased 26.2% compared to prior year period (increased 23.9% on a constant currency basis). Rates ADV was up 15.5% from prior year period, driven by record ADV in U.S. government bonds and swaps/swaptions < 1-year. Strong U.S. Treasuries ADV was led by robust activity across the institutional and wholesale client channels. Global swaps/swaptions ≥ 1-year saw strong activity YoY driven by significant volatility in global rates markets, due to changes in U.S. trade policy, geopolitical tensions and shifts in investor sentiment. European government bonds ADV was up 20.4% from prior year period, led by strong volumes across our institutional client channel. Mortgages ADV was up 12.7% from prior year period, reflecting strong specified pool volumes, driven by a record number of clients executing on the platform and strong To-Be-Announced ("TBA") activity, which was primarily driven by robust dollar-roll trading volume.

Credit – Revenues of $124.3 million in the second quarter of 2025 increased 11.7% compared to prior year period (increased 10.5% on a constant currency basis). U.S. credit ADV was up 16.2% from prior year period, driven by record ADV in fully electronic U.S. high yield credit and continued client adoption across Tradeweb protocols, most notably in request-for-quote ("RFQ") and Portfolio Trading. European credit ADV was up 8.9% from prior year period, driven by strong activity across a wide range of protocols, including Tradeweb's Automated Intelligent Execution ("AiEX") tool and Tradeweb AllTrade®. We reported 17.9% share of fully electronic U.S. high grade TRACE, down 100 basis points (bps) from prior year period and 8.2% share of fully electronic U.S. high yield TRACE, up 60 bps from prior year period. We also reported 26.0% total share of U.S. high grade TRACE, down 108 bps from prior year period and 10.7% total share of U.S. high yield TRACE, up 79 bps from prior year period.

Equities – Revenues of $34.3 million in the second quarter of 2025 increased 49.8% compared to prior year period (increased 46.7% on a constant currency basis). Equities ADV was up 29.6% from prior year period, driven by strong growth YoY in equity derivatives, a growing client base across the U.S. and Europe, increased client adoption of Tradeweb's AiEX tool, and record ADV in European ETFs.

Money Markets – Revenues of $41.6 million in the second quarter of 2025 increased 130.7% compared to prior year period (increased 128.5% on a constant currency basis). Money Markets ADV was up 67.5% from prior year period, driven by contributions from the August 1, 2024 acquisition of ICD and record activity in global repurchase agreements. In the U.S., strong repo volume growth was driven by the effects of the Fed's balance sheet unwind, in addition to balances in the Fed's reverse repo facility ("RRP") remaining at relatively low levels. In Europe, increased repo volumes were driven by increased government bond issuance, as well as market volatility.

Market Data – Revenues of $30.4 million in the second quarter of 2025 increased 4.1% compared to prior year period (increased 2.9% on a constant currency basis).

Other – Revenues of $7.9 million in the second quarter of 2025 increased 31.9% compared to prior year period (increased 31.9% on a constant currency basis) primarily due to an increase in the value of Canton Coins earned during the second quarter of 2025, in exchange for providing services as a Super Validator and Validator on the Canton Network. The Company began providing services to the Canton Network during the third quarter of 2024.

Operating Expenses of $313.1 million in the second quarter of 2025 increased 29.1% compared to $242.5 million in prior year period, primarily due to (i) an increase in employee compensation and benefits as a result of an increase in incentive compensation expense tied to our financial performance and an increase in headcount to support our continued growth, (ii) a $14.6 million increase in foreign exchange losses and (iii) an increase in depreciation and amortization expense primarily related to the assets acquired in connection with the 2024 acquisition of ICD.

Adjusted Expenses of $252.6 million in the second quarter of 2025 increased 24.1% (increased 21.5% on a constant currency basis) compared to prior year period primarily due to (i) an increase in employee compensation and benefits as a result of an increase in incentive compensation expense tied to our financial performance and an increase in headcount to support our continued growth (ii) an increase in technology and communications expense due to increased investment in our data strategy and infrastructure and increased clearance and data fees driven primarily by higher trading volumes as compared to prior year period and (iii) a $3.9 million increase in foreign exchange losses. Please see "Non-GAAP Financial Measures" below for additional information.
RECENT HIGHLIGHTS
July 2025
•Co-led a $135 million strategic fundraising round with DRW Venture Capital for Digital Asset, the company behind the pioneering Canton Network -- a next generation blockchain that combines the privacy and control of permissioned systems with the interoperability and scalability of public blockchains. The funding aims to accelerate the adoption of institutional and decentralized finance on the Canton Network.
•Enrico Bruni included in Financial News' Most Influential in European Finance list.

Second Quarter 2025
•Introduced direct U.S. Treasury bill (T-bill) trading for corporate treasurers via direct connection between Tradeweb's ICD Portal and its institutional trading platform.
•Appointed Sherry Marcus as Head of Artificial Intelligence in a newly-created global role for the company.
•Participated in a collaboration with Novaprime, a mortgage technology company dedicated to making home ownership more affordable, to leverage Novaprime's lender-focused Loan Intelligence and Marketplace products and Tradeweb's electronic trading execution platform to offer a new solution for hedging mortgage-related risk for the mortgage industry.
•Introduced electronic portfolio trading for European government bonds, spanning UK Gilts, EUR and single currency notes.
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•Recognized in numerous awards celebrating our company and employees, including: Best Companies to Work For, Finance and Insurance (U.S. News & World Report); Best Companies to Work For, Overall (U.S. News & World Report); Best Companies to Work For, Northeast (U.S. News & World Report); Notable Leaders in Finance (Billy Hult) (Crain's New York Business); Best in Fixed Income, Global Finance Awards (Markets Media); Excellence in Trading Platforms, Women in Finance Asia Awards (Meha Thind) (Markets Media); Rising Stars of European Finance (Will Tarr) (Financial News)
CAPITAL MANAGEMENT
•$1.6 billion in cash and cash equivalents and an undrawn $500 million credit facility at June 30, 2025
•Free cash flow for the trailing twelve months ended June 30, 2025 of $951.7 million, up 31.9% compared to prior year period. See “Non-GAAP Financial Measures” for additional information
•Cash capital expenditures and capitalized software development in the second quarter 2025 of $22.1 million
•$179.9 million remained available for repurchase pursuant to the share repurchase program authorization as of June 30, 2025. No shares were repurchased during the second quarter of 2025
•$43.7 thousand in shares of Class A common stock were withheld in the second quarter of 2025 to satisfy tax obligations related to the vesting of restricted stock units and performance-based restricted stock units held by employees
•The Board declared a quarterly cash dividend of $0.12 per share of Class A common stock and Class B common stock. The dividend will be payable on September 16, 2025 to stockholders of record as of September 2, 2025
OTHER MATTERS
Updated Full-Year 2025 Guidance*
•Adjusted Expenses: $1,000 - 1,050 million (trending toward middle of range)
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $176 million
•Assumed non-GAAP tax rate: ~24.5% - 25.5%
•Cash capital expenditures and capitalized software development: ~$99 - 109 million
•LSEG Market Data Contract Revenue: ~$90 million

The guidance has been revised to reflect higher adjusted expenses in light of strong business momentum and accelerated investments in future growth initiatives. Depreciation and amortization, assumed non-GAAP tax rate, expenditures and LSEG Market Data Contract Revenue guidance is unchanged from the prior quarter guidance.

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates. Expense guidance assumes an average 2025 Sterling/US$ foreign exchange rate of 1.28.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss second quarter 2025 results starting at 9:30 AM EDT today, July 30, 2025. A live, audio webcast of the conference call along with related presentation materials will be available at https://investors.tradeweb.com/events-and-presentations.

•To join the call via audio webcast, click here: https://edge.media-server.com/mmc/p/8d5ghru6/
•To join the call via phone, please register in advance here: https://register-conf.media-server.com/register/BI18aec58059fb4fe6b48dbae5a8db94e6. Registered participants will receive an email confirmation with a unique PIN to access the conference call.

An archived recording of the call will be available afterward at https://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 50 products to clients in the institutional, wholesale, retail and corporates markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 3,000 clients in more than 85 countries. On average, Tradeweb facilitated more than $2.4 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues	(dollars in thousands, except per share amounts)
Transaction fees and commissions	$429,768	$330,475	$851,112	$665,926
Subscription fees	57,392	50,746	113,169	100,427
LSEG market data fees	20,569	20,581	49,494	41,081
Other	5,242	3,149	8,873	6,256
Total revenue	512,971	404,951	1,022,648	813,690

Expenses
Employee compensation and benefits	169,693	137,236	346,570	280,323
Depreciation and amortization	63,048	49,936	125,747	99,273
Technology and communications	30,212	24,230	58,940	45,540
General and administrative	29,984	12,755	49,724	23,609
Professional fees	14,159	13,324	26,617	25,124
Occupancy	6,022	4,976	11,096	9,649
Total expenses	313,118	242,457	618,694	483,518
Operating income	199,853	162,494	403,954	330,172
Interest income	14,972	21,511	28,821	42,571
Interest expense	(429)	(542)	(1,016)	(2,260)
Other income (loss), net	12,665	—	16,886	—
Income before taxes	227,061	183,463	448,645	370,483
Provision for income taxes	(51,539)	(47,047)	(104,818)	(90,685)
Net income	175,522	136,416	343,827	279,798
Less: Net income attributable to non-controlling interests	21,740	17,177	41,663	34,417
Net income attributable to Tradeweb Markets Inc.	$153,782	$119,239	$302,164	$245,381

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.72	$0.56	$1.42	$1.15
Diluted	$0.71	$0.55	$1.40	$1.14
Weighted average shares outstanding:
Basic	213,339,761	213,162,158	213,214,326	212,936,015
Diluted	214,971,946	214,895,947	214,934,378	214,778,342

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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended		Six Months Ended
Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	June 30,		June 30,
	2025	2024	2025	2024
	(dollars in thousands)
Net income	$175,522	$136,416	$343,827	$279,798
Merger and acquisition transaction and integration costs (1)	3,772	3,650	6,268	7,264
Interest income	(14,972)	(21,511)	(28,821)	(42,571)
Interest expense	429	542	1,016	2,260
Depreciation and amortization	63,048	49,936	125,747	99,273
Stock-based compensation expense (2)	601	531	1,195	1,714
Provision for income taxes	51,539	47,047	104,818	90,685
Foreign exchange (gains) / losses (3)	10,622	(78)	18,951	(2,362)
Tax receivable agreement liability adjustment (4)	—	—	—	—
Other (income) loss, net	(12,665)	—	(16,886)	—
Adjusted EBITDA	$277,896	$216,533	$556,115	$436,061
Less: Depreciation and amortization	(63,048)	(49,936)	(125,747)	(99,273)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	45,474	34,715	90,947	69,082
Adjusted EBIT	$260,322	$201,312	$521,315	$405,870
Net income margin (6)	34.2%	33.7%	33.6%	34.4%
Adjusted EBITDA margin (6)	54.2%	53.5%	54.4%	53.6%
Adjusted EBIT margin (6)	50.7%	49.7%	51.0%	49.9%

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and six months ended June 30, 2025, this adjustment also includes $0.6 million and $1.2 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD. During the three and six months ended June 30, 2024, this adjustment also includes $0.3 million of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President.

(3)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(4)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statements of financial condition as a result of, as applicable, changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(5)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(6)	Net income margin, Adjusted EBITDA margin and Adjusted EBIT margin are defined as net income, Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.
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	Three Months Ended		Six Months Ended
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	June 30,		June 30,
	2025	2024	2025	2024
	(dollars in thousands, except per share amounts)
Earnings per diluted share	$0.71	$0.55	$1.40	$1.14
Net income attributable to Tradeweb Markets Inc.	$153,782	$119,239	$302,164	$245,381
Net income attributable to non-controlling interests (1)	21,740	17,177	41,663	34,417
Net income	175,522	136,416	343,827	279,798
Provision for income taxes	51,539	47,047	104,818	90,685
Merger and acquisition transaction and integration costs (2)	3,772	3,650	6,268	7,264
D&A related to acquisitions and the Refinitiv Transaction (3)	45,474	34,715	90,947	69,082
Stock-based compensation expense (4)	601	531	1,195	1,714
Foreign exchange (gains) / losses (5)	10,622	(78)	18,951	(2,362)
Tax receivable agreement liability adjustment (6)	—	—	—	—
Other (income) loss, net	(12,665)	—	(16,886)	—
Adjusted Net Income before income taxes	274,865	222,281	549,120	446,181
Adjusted income taxes (7)	(68,716)	(55,570)	(137,280)	(111,545)
Adjusted Net Income	$206,149	$166,711	$411,840	$334,636
Adjusted Diluted EPS (8)	$0.87	$0.70	$1.73	$1.41

(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(2)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(3)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and six months ended June 30, 2025, this adjustment also includes $0.6 million and $1.2 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD. During the three and six months ended June 30, 2024, this adjustment also includes $0.3 million of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President.

(5)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(6)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statements of financial condition as a result of, as applicable, changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(7)
Represents corporate income taxes at an assumed effective tax rate of 25.0% applied to Adjusted Net Income before income taxes for each of the three and six months ended June 30, 2025 and June 30, 2024.

(8)
For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Diluted weighted average shares of Class A and Class B common stock outstanding	214,971,946	214,895,947	214,934,378	214,778,342
Weighted average of other participating securities (1)	162,433	125,012	173,894	142,484
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	23,063,153	23,077,698	23,066,571	23,077,836
Adjusted diluted weighted average shares outstanding	238,197,532	238,098,657	238,174,843	237,998,662
Adjusted Net Income (in thousands)	$206,149	$166,711	$411,840	$334,636
Adjusted Diluted EPS	$0.87	$0.70	$1.73	$1.41

(1)
Represents the weighted average of unvested stock awards and unsettled vested stock awards issued to certain retired or terminated employees that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.

(2)
Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

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	Three Months Ended		Six Months Ended
Reconciliation of Operating Expenses to Adjusted Expenses	June 30,		June 30,
	2025	2024	2025	2024
	(dollars in thousands)
Operating expenses	$313,118	$242,457	$618,694	$483,518
Merger and acquisition transaction and integration costs (1)	(3,772)	(3,650)	(6,268)	(7,264)
D&A related to acquisitions and the Refinitiv Transaction (2)	(45,474)	(34,715)	(90,947)	(69,082)
Stock-based compensation expense (3)	(601)	(531)	(1,195)	(1,714)
Foreign exchange gains / (losses) (4)	(10,622)	78	(18,951)	2,362
Adjusted Expenses	$252,649	$203,639	$501,333	$407,820

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and six months ended June 30, 2025, this adjustment also includes $0.6 million and $1.2 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD. During the three and six months ended June 30, 2024, this adjustment also includes $0.3 million of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President.

(4)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

	Trailing Twelve Months Ended June 30,
Reconciliation of Cash Flow from Operating Activities to Free Cash Flow	2025	2024
	(dollars in thousands)
Cash flow from operating activities	$1,043,551	$785,734
Less: Capitalization of software development costs	(55,195)	(45,208)
Less: Purchases of furniture, equipment and leasehold improvements	(36,653)	(18,780)
Free Cash Flow	$951,703	$721,746
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TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

	Three Months Ended		Six Months Ended
EPS: Net income attributable to Tradeweb Markets Inc.	June 30,		June 30,
	2025	2024	2025	2024
	(dollars in thousands, except per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$153,782	$119,239	$302,164	$245,381
Less: Distributed and undistributed earnings allocated to participating securities (1)	(117)	(70)	(225)	(164)
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$153,665	$119,169	$301,939	$245,217

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	213,339,761	213,162,158	213,214,326	212,936,015
Dilutive effect of PRSUs	450,980	568,304	442,710	534,583
Dilutive effect of options	292,392	449,252	291,132	524,413
Dilutive effect of RSUs and RSAs	330,102	252,498	441,924	348,282
Dilutive effect of PSUs	558,711	463,735	544,286	435,049
Weighted average shares of Class A and Class B common stock outstanding - Diluted	214,971,946	214,895,947	214,934,378	214,778,342

Earnings per share - Basic	$0.72	$0.56	$1.42	$1.15
Earnings per share - Diluted	$0.71	$0.55	$1.40	$1.14

(1)
During the three months ended June 30, 2025 and 2024, there was a total of 162,433 and 125,012, respectively, and during the six months ended June 30, 2025 and 2024, there were a total of 173,894 and 142,484, respectively, weighted average unvested or unsettled vested stock awards that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method.

TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended
	June 30,
	2025		2024		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed
	(dollars in thousands)
Rates	$204,743	$69,774	$157,636	$59,895	$47,107	$9,879	29.9%	16.5%
Credit	106,956	17,339	102,785	8,539	4,171	8,800	4.1%	103.1%
Equities	31,893	2,359	20,602	2,269	11,291	90	54.8%	4.0%
Money Markets	37,287	4,349	13,695	4,350	23,592	(1)	172.3%	—%
Market Data	109	30,308	132	29,095	(23)	1,213	(17.4)%	4.2%
Other	1,875	5,979	—	5,953	1,875	26	N/M	0.4%
Total revenue	$382,863	$130,108	$294,850	$110,101	$88,013	$20,007	29.9%	18.2%
N/M = not meaningful

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TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended
	June 30,		YoY
	2025	2024	% Change
Rates	$2.29	$2.00	14.2%
Rates Cash	$2.36	$2.54	(7.1)%
Rates Derivatives	$2.24	$1.69	32.9%
Rates Derivatives (greater than 1 year)	$3.79	$2.71	40.1%
Other Rates Derivatives (1)	$0.26	$0.20	27.9%

Credit	$45.82	$55.32	(17.2)%
Cash Credit (2)	$128.76	$145.04	(11.2)%
Credit Derivatives, China Bonds and U.S. Cash EP	$7.84	$7.76	1.0%

Equities	$18.68	$15.38	21.4%
Equities Cash	$30.54	$26.50	15.2%
Equities Derivatives	$6.97	$5.62	23.9%

Money Markets	$0.52	$0.35	48.6%

Total	$2.30	$2.43	(5.4)%
Total excluding Other Rates Derivatives (3)	$2.66	$2.88	(7.7)%

(1)	Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)	The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives (2) China Bonds and (3) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)	Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on blended fees per million across all periods presented.
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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED) (1)

		2025 Q2		2024 Q2		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$546,389	$33,874,577	$462,335	$29,121,090	18.18%
U.S. Government Bonds		250,448	15,527,787	202,460	12,754,986	23.70%
European Government Bonds		55,015	3,410,960	45,699	2,879,044	20.39%
Mortgages		229,669	14,239,483	203,813	12,840,218	12.69%
Other Government Bonds		11,256	696,347	10,363	646,843	8.62%
	Derivatives	896,536	55,620,692	787,098	49,552,573	13.90%
Swaps/Swaptions ≥ 1Y		503,630	31,235,081	466,924	29,396,355	7.86%
Swaps/Swaptions < 1Y		383,575	23,782,432	310,657	19,558,079	23.47%
Futures		9,331	603,178	9,517	598,139	(1.96)%
	Total	1,442,925	89,495,268	1,249,433	78,673,663	15.49%
Credit	Cash	18,218	1,124,070	16,854	1,047,835	8.09%
U.S. High Grade - Fully Electronic		7,290	452,009	6,491	408,939	12.31%
U.S. High Grade - Electronically Processed		3,365	208,646	2,913	183,514	15.53%
U.S. High Yield - Fully Electronic		1,114	69,067	772	48,610	44.37%
U.S. High Yield - Electronically Processed		342	21,232	247	15,549	38.75%
European Credit		2,563	158,887	2,353	148,222	8.92%
Municipal Bonds		513	31,822	369	23,274	38.93%
Chinese Bonds		2,683	160,994	3,476	205,089	(22.81)%
Other Credit Bonds		346	21,413	233	14,638	48.45%
	Derivatives	19,522	1,210,363	12,863	810,324	51.77%
Swaps		19,522	1,210,363	12,863	810,324	51.77%
	Total	37,740	2,334,433	29,717	1,858,159	27.00%
Equities	Cash	13,681	848,246	9,939	626,128	37.66%
U.S. ETFs		9,746	604,248	7,287	459,066	33.75%
European ETFs		3,935	243,998	2,652	167,063	48.41%
	Derivatives	13,862	859,438	11,318	713,035	22.48%
Convertibles/Swaps/Options		9,785	606,661	7,982	502,841	22.59%
Futures		4,077	252,778	3,336	210,194	22.20%
	Total	27,543	1,707,685	21,257	1,339,163	29.58%
Money Markets	Cash	1,041,814	71,783,776	621,840	39,173,808	67.54%
Repurchase Agreements (Repo)		770,457	47,768,311	600,947	37,859,656	28.21%
Other Money Markets		271,357	24,015,465	20,893	1,314,152	1198.77%
	Total	1,041,814	71,783,776	621,840	39,173,808	67.54%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$2,550,022	$165,321,162	$1,922,247	$121,044,793	32.7%

(1)	We acquired ICD on August 1, 2024. Total volume reported includes volumes from the acquired business subsequent to the closing date of the acquisition. For average daily volume derived from acquisitions, the denominator is the number of trading days within the reporting period that have elapsed from the acquisition date to the end date of the reporting period.

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/
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BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose principal assets consist of its direct and indirect equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.

Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.
Please refer to the Company's previously filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
UNAUDITED INTERIM RESULTS
The interim financial results presented herein for the three and six months ended June 30, 2025 and 2024 are unaudited. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2025 guidance and full-year 2025 revenue guidance related to the LSEG market data license agreement, pending and completed acquisitions, partnerships and collaborations, future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if future events, our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of events, results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Net Income per diluted share ("Adjusted Diluted EPS"), Adjusted Expenses, Free Cash Flow and constant currency change, which are supplemental financial measures that are not calculated and presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.
We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
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We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.
We present certain changes on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency change, which is a non-GAAP financial measure, is defined as change excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency change as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency change information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, net income margin, earnings per share, operating income, operating expenses, cash flow from operating activities or any other financial measure prepared or derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted EBT, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
MARKET AND INDUSTRY DATA
This release includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.

TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and X. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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